UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14C

(RULE 14c-101)

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14 (C)

OF THE SECURITIES EXCHANGE ACT OF 1934

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☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5 (d)(2))

☒	Definitive Information Statement

CANNABIS SCIENCE, INC.

(Name of Registrant As Specified In Charter)

______________________________

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Cannabis Science, Inc.

6946 N Academy Blvd, Suite B #254

Colorado Springs CO 80918

To the Shareholders:

The purpose of this Information Statement is to inform the holders of record, as of the close of business on September 2, 2015, of shares of the common stock with voting power of Cannabis Science, Inc., a Nevada corporation (the “Company”), that our Board of Directors and one shareholder holding 67% of our voting power as of the Record Date have giving written consent as of September 2, 2015, to approve the following:

(1)

To issue a new dividend to holders of our current common stock so they received 1 share of Class A common stock and 1 non-transferable share purchase warrant for each 100 shares of our current class of common stock that they previously owned as of the record date, October 9, 2015.  Each warrant will grant the holder to purchase an additional share of Class A common stock at a price of $1.00 per share.  The warrant will be exercisable for 90 days from the date that the Class A common stock receives a trading symbol (the “New Dividend”).

(2)

To issue the previously announced and approved dividend that will issue 1 share of Class A common stock and 1 non-transferable share purchase warrant for each 10 shares of the Company’s current common stock that they previously owned as of the record date of December 31, 2010.  Each warrant will grant the holder to purchase an additional share of Class A common stock at a price of $1.00 per share.  The warrant will be exercisable for 90 days from the date that the Class A common stock receives a trading symbol (the “Previous Dividend”).

(3)

To amend the Company’s Articles of Incorporation to increase the number of authorized shares of common stock we may issue from 1,500,000,000 to 3,000,000,000 (the “Share Increase”).

These actions were approved on September 2, 2015, by our Board of Directors and one shareholder who holds a majority of the Company’s voting power.  We anticipate an effective date of October 6, 2015, or as soon thereafter as practicable in accordance applicable law, including the Nevada Revised Statutes (“NRS”).

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action is required by you.  The accompanying information statement is furnished only to inform our shareholders of the actions described above before they take place in accordance with the NRS and Rule 14c of the Securities Exchange Act of 1934, as amended.  This Information Statement is first mailed to you on or about September 16, 2015.

Please feel free to call us at (888) 889-0888 should you have any questions on the enclosed Information Statement.

Date: September 16, 2015	For the Board of Directors of Cannabis Science, Inc.

	By:	/s/ Raymond C. Dabney
Raymond C. Dabney
Chief Executive Officer and Director

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THIS INFORMATION STATEMENT IS BEING PROVIDED TO

YOU BY THE BOARD OF DIRECTORS OF THE COMPANY

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY

Cannabis Science, Inc.

6946 N Academy Blvd, Suite B #254

Colorado Springs CO 80918

INFORMATION STATEMENT

(Definitive)

September 16, 2015

GENERAL INFORMATION

This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the holders (the “Stockholders”) of the common stock, par value $0.001 per share (the “Common Stock”), of Cannabis Science, Inc., a Nevada Corporation (the “Company”), to notify such Stockholders that on or about September 2, 2015 , the Company received written consents in lieu of a meeting of Stockholders from one holder of 1,000,000 shares of Series A Preferred Stock representing 67% of the our total 1,279,805,296 issued and outstanding shares of voting stock of the Company (the “Majority Stockholder”) to:  (1) issue a new dividend to holders of our current common stock so they received 1 share of Class A common stock and 1 non-transferable share purchase warrant for each 100 shares of our current class of common stock that they previously owned as of the record date, October 9, 2015.  Each warrant will grant the holder to purchase an additional share of Class A common stock at a price of $1.00 per share.  The warrant will be exercisable for 90 days from the date that the Class A common stock receives a trading symbol.  (2) To issue the previously announced and approved dividend that will issue 1 share of Class A common stock and 1 non-transferable share purchase warrant for each 10 shares of the Company’s current common stock that they previously owned as of the record date of December 31, 2010.  Each warrant will grant the holder to purchase an additional share of Class A common stock at a price of $1.00 per share.  The warrant will be exercisable for 90 days from the date that the Class A common stock receives a trading symbol.  (3) To amend the Company’s Articles of Incorporation to increase the number of authorized shares of common stock we may issue from 1,500,000,000 to 3,000,000,000

On September 2, 2015, the Board approved the above actions, subject to approval by the Stockholders.

We are not aware of any substantial interest, direct or indirect, by security holders or otherwise, that is in opposition to matters of action taken.  In addition, pursuant to the laws of Nevada, the actions taken by majority written consent in lieu of a special shareholder meeting do not create appraisal or dissenters’ rights.

Our board of directors determined to pursue shareholder action by majority written consent presented by our outstanding shares of stock entitled to vote in an effort to reduce the costs and management time required to hold a special meeting of shareholders and to implement the above action to our shareholders in a timely manner.

The above actions will become effective 20 days following the mailing to the Stockholders of the Definitive Information Statement, or as soon thereafter as is practicable.

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WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND A PROXY.

OUTSTANDING VOTING SECURITIES OF THE COMPANY

As of the date of the consent by the Majority Stockholder, on September 2, 2015, the Company had 1,279,805,296 shares of Common Stock issued and outstanding, and there were 1,000,000 shares of Series A Preferred Stock issued and outstanding.  Each share of outstanding Common Stock is entitled to one vote on matters submitted for Stockholder approval and the holders of the Series A Preferred Stock are entitled to 67% of the total vote on all matters to be voted on by the holders of the Company's common stock.

On September 2, 2015, the holders of 1,000,000 shares of Series A Preferred Stock (or 67% of the Company’s total voting stock then outstanding) executed and delivered to the Company a written consent approving the New Dividend, paying out the Previous Dividend and the Share Increase (collectively the “Actions”).  As the Actions were approved by the Majority Stockholder, no proxies are being solicited with this Information Statement.

The NRS provides in substance that unless the Company’s Articles provides otherwise, Stockholders may take action without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the Stockholders having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present.

INFORMATION ON CONSENTING STOCKHOLDERS

Pursuant to the Company’s Bylaws and the NRS, a vote by the holders of at least a majority of the voting shares is required to effect the Action described herein.  As of the Record Date, the Company had 1,279,805,296 common shares issued and outstanding and entitled to vote, which for voting purposes are entitled to one vote per share and 1,000,000 Series A Preferred Shares issued and outstanding and entitled to vote, which for voting purposes are entitled to 67% of the votes entitled to vote.  The consenting Majority Stockholder is the record and beneficial owners of a total of 1,000,000 shares of the Company’s Series A Preferred stock, which represents 67% of the total number of voting shares.  The consenting Majority Stockholder voted in favor of the Actions described herein in a written consent, dated September 2, 2015.  No consideration was paid for the consent.  The consenting stockholders’ name, affiliation with the Company and beneficial holdings are as follows:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of beneficial ownership	Percentage of Class (1)	Percentage of Voting Power (2)
Series A Preferred Stock	Bogat Family Trust (3) c/o Cannabis Science Inc. 6946 N Academy Blvd Suite B #254 Colorado Springs, CO 80918	1,000,000	100%	67%

1.

Percentage of class is based on 1,000,000 shares of Series A Preferred Stock issued and outstanding as of September 2, 2015.  Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act.  The persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite that person’s name, subject to community property laws, where applicable.

2.

Percentage of voting power is calculated based on Series A Preferred Stock holders representing 67% of the total number of voting shares.

3.

Raymond Dabney, our President and Chief Executive Officer is the Trustee of the Bogat Family Trust.

ACTION:  TO ISSUE THE NEW DIVIDEND

To approve the decision of our Board of Directors to issue a dividend to holders of our current common stock so they received 1 share of Class A common stock and 1 non-transferable share purchase warrant for each 100 shares of the current common stock that they previously owned as of the record date, October 9, 2015.  Each warrant will grant the holder to purchase an additional share of Class A common stock at a price of $1.00 per share.  The warrant will be exercisable for 90 days from the date that the Class A common stock receives a trading symbol.

On September 2, 2015, our Board of Directors approved, subject to receiving the approval of the holder of a majority of our outstanding capital stock, to issue a dividend to holders of our current common stock so they received 1 share of Class A common stock and 1 non-refundable share purchase warrant for each 100 shares of the current common stock that they previously owned as of the record date, October 9, 2015.  Each whole share purchase warrant will be exercisable into one share of Class A common stock at a price of $1.00 per share.  The share purchase warrants expire 90 days from the date Class A common stock commences trading under its own unique symbol.

As of the date the New Dividend was approved by our Board and the Majority Stockholder, there were 1,279,805,296 shares of our common stock issued and outstanding.

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Share Dividend

Upon the effectiveness of the Company’s proposed corporate actions, the Company will issue a dividend to holders of our current common stock so they received 1 share of Class A common stock for each 100 shares of the current common stock that they previously owned as of the Record Date.  These shares will be mailed to the shareholders directly from our transfer agent without any action require on the part of our shareholders.

Warrants

Upon the effectiveness of the Company’s proposed corporate actions, the Company will issue one non-transferable share purchase warrant for each 100 shares of the current common stock that shareholders previously owned as of the record date, October 9, 2015.  Each whole share purchase warrant will be exercisable into one share of Class A common stock at a price of $1.00 per share.  The share purchase warrants expire 90 days from the date Class A common stock commences trading under its own unique symbol.

ACTION:  TO ISSUE THE PREVIOUS DIVIDEND

To issue the previously announced and approved dividend that will issue 1 share of Class A common stock and 1 non-transferable share purchase warrant for each 10 shares of the Company’s current common stock that they previously owned as of the record date of December 31, 2010.  Each warrant will grant the holder to purchase an additional share of Class A common stock at a price of $1.00 per share.  The warrant will be exercisable for 90 days from the date that the Class A common stock receives a trading symbol.

Share Dividend

Upon the effectiveness of the Company’s proposed corporate actions, the Company will issue a dividend to holders of our current common stock so they received 1 share of Class A common stock for each 100 shares of the current common stock that they previously owned as of the Record Date.  These shares will be mailed to the shareholders directly from our transfer agent without any action require on the part of our shareholders.

Warrants

Upon the effectiveness of the Company’s proposed corporate actions, the Company will issue one non-transferable share purchase warrant for each 100 shares of the current common stock that shareholders previously owned as of the record date, October 9, 2015.  Each whole share purchase warrant will be exercisable into one share of Class A common stock at a price of $1.00 per share.  The share purchase warrants expire 90 days from the date Class A common stock commences trading under its own unique symbol.

ACTION: TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF FROM 1,500,000,000 TO 3,000,000,000

On September 2, 2015, our Board of Directors approved, subject to receiving the approval of the holder of a majority of our outstanding voting stock, an amendment and restatement of our Articles of Incorporation (the “Restated Articles”), to increase the number of authorized shares of common stock we may issue from 1,500,000,000 to 3,000,000,000 (the “Share Increase”).  The Majority Stockholder approved the Restated Articles pursuant to a written consent dated as of September 2, 2015.  The Restated Articles effecting the share increase will become effective following filing with the Secretary of State of the State of Nevada, which will occur promptly following the 20th day after the filing of the Definitive Information Statement.

We are currently authorized by our Certificate of Incorporation to issue 1,500,000,000 shares of common stock, $0.001 par value per share, 100,000,000 shares of Series A common stock, $0.001 par value per shares and 1,000,000 shares of Preferred Stock, $0.001 par value per share.  Pursuant to the Amendment we will increase the number of common shares we are authorized to issue to 3,000,000,000 shares of common stock, $0.001 par value per share.  As of the date the Amendment was approved by our Board and the Majority Stockholder, there were 1,279,805,296 shares of our common stock issued and outstanding.

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Reasons for the Share Increase

Our Board believes it is in our best interests and the best interests of our stockholders to increase the number of authorized shares of our common stock to allow for the issuance of shares of our common stock or other securities in connection with such potential issuances and such other purposes as the Board determines.  The Board believes that the Share Increase will afford the Company greater flexibility in seeking capital and potential acquisition targets.  The Board has no immediate plans, understandings, agreement or commitments to issue shares of Common Stock for any purposes.

Effect of the Share Increase

The increase in the authorized number of shares of our common stock will permit our Board to issue additional shares of our common stock without further approval of our stockholders, and our Board does not intend to seek stockholder approval prior to any issuance of the authorized capital stock unless stockholder approval is required by applicable law or stock market or exchange requirements.  Our issuance of additional shares of common stock may result in substantial dilution to our existing stockholders, and such issuances may not require stockholder approval.

Anti-Takeover

We presently do not have in place provisions which may have an anti-takeover effect.  The increase in the authorized number of shares of our common stock did not result from our knowledge of any specific effort to accumulate our securities or to obtain control of us by means of a merger, tender offer, proxy solicitation in opposition to management or otherwise, and we did not take such action to increase the authorized shares of our common stock to enable us to frustrate any efforts by another party to acquire a controlling interest or to seek representation on our Board.

The issuance of additional shares of our common stock may have a dilutive effect on earnings per share and on the equity and voting power of existing security holders of our common stock.  It may also adversely affect the market price of our common stock. However, if additional shares are issued in transactions whereby favorable business opportunities are provided, the market price of our common stock may increase.

The holders of our common stock are entitled to one vote for each share held of record on all matters to be voted on by our stockholders.

The holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board out of funds legally available.  We have not paid any dividends since our inception, and we presently anticipate that all earnings, if any, will be retained for development of our business.  Any future disposition of dividends will be at the discretion of our Board and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following information table sets forth certain information regarding the Common Stock owned on September 2, 2015 by (i) each person who is known by the Company to own beneficially more than 5% of its outstanding Common Stock, (ii) each director and officer, and (iii) all officers and directors as a group:

Names and Address (1)	Number of Shares Owned	Percentage (2)
Raymond C. Dabney (3) 6946 N Academy Blvd Suite B #254 Colorado Springs, CO 80918	73,649,333 (4)	5.8%
Chad S. Johnson (5) 6946 N Academy Blvd Suite B #254 Colorado Springs, CO 80918	21,669,544	1.7%
Robert Kane (6) 6946 N Academy Blvd Suite B #254 Colorado Springs, CO 80918	10,623,345	0.8%
Mario Lap (7) 6946 N Academy Blvd Suite B #254 Colorado Springs, CO 80918	15,000,000 (8)	1.2%
All Directors And Officers As A Group	120,942,222	9.5%

1.

The person named in this table has sole voting and investment power with respect to all shares of common stock reflected as beneficially owned.

2.

Based on 1,279,805,296 shares of common stock outstanding as of September 2, 2015.

3.

Raymond C. Dabney is our President, Chief Executive Officer and a Director.

4.

Includes 22,726,000 shares held personally, 45,923,333 shares held by Bogat Family Trust, for which Mr. Dabney is a trustee, and 5,000,000 shares held by Pacific One Financial Services Ltd., a Company which Mr. Dabney owns 80.1% of.

5.

Chad S. Johnson is our Secretary, Chief Operating Officer, General Counsel and a Director.

6.

Robert Kane is our Chief Financial Officer and a Director.

7.

Mario Lap is a Director.

8.

Includes 5,000,000 shares held personally and 10,000,000 shares held by MLS Lap BV, a company which Mr. Lap has voting and investment control over.

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ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q (the “1934 Act Filings”) with the Securities and Exchange Commission (the “Commission”).  Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549.  Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.  The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

NO DISSENTER’S RIGHTS

The Stockholders have no right under the Nevada Revised Statutes, the Articles consistent with above or by-laws to dissent from any of the provisions adopted in the Amendments.

EFFECTIVE DATE

Pursuant to Rule 14c-2 under the Exchange Act, the above actions shall not be effective until a date at least twenty (20) days after the date on which the Definitive Information Statement has been mailed to the Stockholders.  The Company anticipates that the actions contemplated hereby will be effected on or about the close of business on October 6, 2015.

MISCELLANEOUS MATTERS

The entire cost of furnishing this Information Statement will be borne by the Company.  The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith.  The Board of Directors has fixed the close of business on October 9, 2015, as the record date (the “Record Date”) for the determination of Stockholders who are entitled to receive this Information Statement.

You are being provided with this Information Statement pursuant to Section 14C of the Exchange Act and Regulation 14C and Schedule 14C thereunder, and, in accordance therewith, the above actions will not become effective until at least 20 calendar days after the mailing of the Definitive Information Statement.

This Information Statement is being mailed on or about September 16, 2015 to all Stockholders of record as of the Record Date.

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CONCLUSION

As a matter of regulatory compliance, we are sending you this Information Statement which describes the purpose and effect of the above actions.  Your consent to the above action is not required and is not being solicited in connection with this action.  This Information Statement is intended to provide our stockholders information required by the rules and regulations of the Securities Exchange Act of 1934.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.  THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.

Date: September 16, 2015	For the Board of Directors of Cannabis Science, Inc.

	By:	/s/ Raymond C. Dabney
Raymond C. Dabney
Chief Executive Officer and Director

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